Exhibit 10.27

THE PROVIDENCE SERVICE CORPORATION
NON-QUALIFIED STOCK OPTION

To:
Date of Grant:
You are hereby granted an option, effective as of the date hereof, to purchase up to [ ] shares of common stock, $.001 (“Common Stock”), of The Providence Service Corporation, a Delaware corporation (the “Company”), at the price of $[ ] per share, the closing price of the Common Stock on the Nasdaq Global Select Market on the Date of Grant, pursuant to the terms and conditions set forth below, and pursuant to the Company’s 2006 Long-Term Incentive Plan, as amended (the “Plan”), which shall control in the event of any inconsistency or conflict with the terms of this grant.
This option shall terminate and is not exercisable after 11:59 p.m. eastern time on [ ] (the “Scheduled Termination Date”), except if terminated earlier as hereafter provided.
Your option granted hereunder shall be fully vested and may be exercised on and after [ ], and prior to the Scheduled Termination Date; provided that this option shall become fully vested upon a “Change in Control” (as defined in the Plan), termination of your employment by the Company without “Cause” (as defined in the 2015 Holding Company LTI Program, a sub-plan to the Plan), or termination of your employment by you for “Good Reason” (as defined below) occurring prior to [ ].
As used herein, “Good Reason” shall have the meaning ascribed to it in an employment agreement in effect between you and the Company or, in the absence of an employment agreement, shall mean the occurrence of any of the following, without your consent, that is not cured by the Company within thirty (30) days of the Company’s receipt of your written notice that the occurrence constitutes Good Reason: (i) a material reduction of your position, duties, or responsibilities with the Company, (ii) a reduction of your base salary, other than a reduction which is generally applicable to all executives of the Company, (iii) a material breach by Company of an employment agreement between you and the Company; or (iv) requiring you to move or relocate your primary place of employment more than 75 miles from the then current place of employment; provided that (A) any resignation for Good Reason must be made within sixty (60) days of the occurrence set forth in (i) - (iv) above and (B) any resignation by you while the Company has “Cause” for termination of your employment shall be considered to be a resignation without Good Reason; and provided further, that you shall not have the right to terminate your employment for Good Reason unless you actually terminate employment within ninety (90) days following receipt of, and in accordance with, your written notice.
You may exercise your option granted hereunder by giving written notice to the Secretary of the Company on forms supplied by the Company at its then principal executive office, accompanied by payment of the option price for the total number of shares you specify that you wish to purchase. The payment may be in any of the following forms: (a) cash, which may be evidenced by a check and includes cash received from a stock brokerage firm in a so-called “cashless exercise”; (b) (unless prohibited by the Administrator) certificates representing shares of Common Stock of the Company, which will be valued by the Secretary of the Company at the fair market value per share of the Company’s Common Stock (as determined in accordance with the Plan) on the date of delivery of such certificates to the Company, accompanied by an assignment of the stock to the Company; or (c) (unless prohibited by the Administrator) any combination of cash and Common Stock of the Company valued as provided in clause (b). Any transfer of stock in payment of the option price for the options granted hereunder shall be in a form and substance satisfactory to the Secretary of the Company, including guarantees of signature(s) and payment of all transfer taxes if the Secretary deems such guarantees necessary or desirable.
Your vested option will, to the extent not previously exercised by you, terminate on [ ], if your Employment (as defined in the Plan) by the Company or a Company subsidiary corporation is terminated (whether such termination be voluntary or involuntary) other than by reason of Disability (as defined in the Plan) or death.

If you die while employed by the Company or a Company subsidiary corporation, your executor or administrator, as the case may be, may, at any time after the date of your death (but in no event later than the Scheduled Termination Date), exercise the option as to any shares which you had a vested right to purchase and did not purchase during your lifetime. If your Employment with the Company or a Company parent or subsidiary corporation is terminated by reason of your Disability, you or your legal guardian or custodian may at any time within one (1) year after the date of such termination (but in no event later than the Scheduled Termination Date), exercise the option as to any shares which you had a vested right to purchase and did not purchase prior to such termination. Your executor, administrator, guardian or custodian must present proof of his authority satisfactory to the Company prior to being allowed to exercise this option.
After the date your Employment is terminated, as aforesaid, you may exercise this option only for the number of shares then available for purchase under this option on the date your Employment terminated. If you are employed by a Company subsidiary corporation, your Employment shall be deemed to have terminated on the date your employer ceases to be a Company subsidiary corporation, unless you are on that date transferred to the Company or another Company subsidiary corporation. Your Employment shall not be deemed to have terminated if you are transferred from the Company to a Company subsidiary corporation, or vice versa, or from one Company subsidiary corporation to another Company subsidiary corporation.
In the event of any change in the outstanding shares of the Common Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Administrator deems in its sole discretion to be similar circumstances, the number and kind of shares subject to this option and the option price of such shares shall be appropriately adjusted in a manner to be determined in the sole discretion of the Administrator, whose decision shall be final, binding and conclusive in the absence of clear and convincing evidence of bad faith.
In the event of a liquidation or proposed liquidation of the Company, including (but not limited to) a transfer of assets followed by a liquidation of the Company, or in the event of a Change in Control that is anticipated to be effected pursuant to a definitive agreement with a third party for sale of the Company to the third party, the Administrator shall have the right to require you to exercise this option upon thirty (30) days prior written notice to you. If at the time such written notice is given this option is not otherwise exercisable, the written notice will set forth your right to exercise this option even though it is not otherwise exercisable conditioned on the Change in Control actually occurring. In the event this option is not exercised by you within the thirty (30) day period set forth in such written notice, this option shall terminate on the last day of such thirty (30) day period, notwithstanding anything to the contrary contained in this option.
This option is not transferable otherwise than by will or the laws of descent and distribution, and is exercisable during your lifetime only by you, including, for this purpose, your legal guardian or custodian in the event of Disability. Until the option price has been paid in full pursuant to due exercise of this option and the purchased shares are delivered to you, you do not have any rights as a shareholder of the Company. The Company reserves the right not to deliver to you the shares purchased by virtue of the exercise of this option during any period of time in which the Company deems, in its sole discretion, that such delivery would violate a federal, state, local or securities exchange rule, regulation or law.
Notwithstanding anything to the contrary contained herein, this option is not exercisable until all the following events occur and during the following periods of time:

(a)
During any period of time in which the Company deems that the exercisability of this option, the offer to sell the shares optioned hereunder, or the sale thereof, may violate a federal, state, local or foreign law, rule or regulation, or any applicable securities exchange or listing rule or agreement, or may cause the Company to be legally obligated to issue or sell more shares than the Company is legally entitled to issue or sell;

(b)
Until you have paid or made suitable arrangements to pay (which may include payment through the surrender of Common Stock, unless prohibited by the Administrator) (i) all federal, state, local and foreign tax withholding required by the Company in connection with the option exercise and (ii) the employee’s portion of other federal, state, local and foreign payroll and other taxes due in connection with the option exercise.

Further, nothing herein guarantees you employment for any specified period of time. You recognize that, for instance, you may terminate your Employment or the Company or any of its Affiliates may terminate your Employment prior to the date on which your option becomes vested or exercisable.

You understand and agree that the existence of this option will not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the common shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
Any notice you give to the Company must be in writing and either hand-delivered or mailed to the office of the General Counsel of the Company. If mailed, it should be addressed to the General Counsel of the Company at its then main headquarters. Any notice given to you will be addressed to you at your address as reflected on the personnel records of the Company. You and the Company may change the address for notice by like notice to the other. Notice will be deemed to have been duly delivered when hand-delivered or, if mailed, on the day such notice is postmarked.
Any dispute or disagreement between you and the Company with respect to any portion of this option or its validity, construction, meaning, performance or your rights hereunder shall be settled by arbitration, at a location designated by the Company, in accordance with the Commercial Arbitration Rules of the American Arbitration Association or its successor, as amended from time to time. However, prior to submission to arbitration you will attempt to resolve any disputes or disagreements with the Company over this option amicably and informally, in good faith, for a period not to exceed two weeks. Thereafter, the dispute or disagreement will be submitted to arbitration. At any time prior to a decision from the arbitrator(s) being rendered, you and the Company may resolve the dispute by settlement. You and the Company shall equally share the costs charged by the American Arbitration Association or its successor, but you and the Company shall otherwise be solely responsible for your own respective counsel fees and expenses. The decision of the arbitrator(s) shall be made in writing, setting forth the award, the reasons for the decision and award and shall be binding and conclusive on you and the Company. Further, neither you nor the Company shall appeal any such award. Judgment of a court of competent jurisdiction may be entered upon the award and may be enforced as such in accordance with the provisions of the award.
This option shall be subject to the terms of the Plan in effect on the date this option is granted, which terms are hereby incorporated herein by reference and made a part hereof. In the event of any conflict between the terms of this option and the terms of the Plan in effect on the date of this option, the terms of the Plan shall govern. This option constitutes the entire understanding between the Company and you with respect to the subject matter hereof and no amendment, supplement or waiver of this option, in whole or in part, shall be binding upon the Company unless in writing and signed by an authorized officer of the Company (other than you). This option and the performances of the parties hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

Please sign the copy of this option and return it to the Company’s Secretary, thereby indicating your understanding of and agreement with its termination and conditions.

THE PROVIDENCE SERVICE CORPORATION

By: ____________________________________________

Title: ___________________________________________

ACKNOWLEDGMENT

I hereby acknowledge receipt of a copy of the Plan. I hereby represent that I have read and understood the terms and conditions of the Plan and of this option. I hereby signify my understanding of, and my agreement with, the terms and conditions of the Plan and of this option. I agree to accept as binding, conclusive, and final all decisions or interpretations of the Administrator concerning any questions arising under the Plan with respect to this option. I accept this option in full satisfaction of any previous written or verbal promise made to me by the Company or any of its Affiliates with respect to option or stock grants.

Date ______________________, 20_____

________________________________________
Signature of Optionee

________________________________________
Name of Optionee

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